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                                                                    EXHIBIT 2.14



FORM OF DEED OF TRUST OF ADMINISTRATION AND GUARANTEE MADE BY 3-D GEOPHYSICAL, INC. (HEREIN "3-D"), AS SETTLOR, REPRESENTED BY ITS ATTORNEY IN FACT MR. JOEL FRIEDMAN; THE BANK NACIONAL FINANCIERA S.N.C., AS TRUSTEE, REPRESENTED BY ITS FIDUCIARY DELEGATE ___________________, AND ___________________________, AS
BENEFICIARY, PURSUANT TO THE FOLLOWING RECITALS AND CLAUSES:


                                  DEFINITIONS


1.       Shares               The _______ (_______________ ____________
                              ________) ordinary representative Shares of the capital stock of 3-D, issued and owned by the Settlor.

2.       Non-Competition
         Agreement:           The Agreement named "NON-COMPETITION AGREEMENT"
                              signed between 3-D and __________ __________
                              dated as of October 20, 1995.

3.       The Secured
         Obligations:         Beneficiary to not compete with the Settlor as
                              provided in section 2.2(a) of the Non
                              Competition Agreement.

For terms not defined in this trust agreement, the parties agree to use the definitions provided in the Non-Competition Agreement and or in any other agreement entered into between 3D and __________________________.


                                    RECITALS

I.        The Settlor hereby states that:


          a) It is an entity of US nationality, organized under the laws of the State of Delaware, United States of North America, and has the economic and legal capacity necessary for making this Trust;

          b)     Its representative, pursuant to _____________________has
the necessary authority to bind it under the terms and conditions established herein, which has not been revoked nor restricted in any manner.
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          c)     It is the sole and legitimate owner of________________
(__________________) Common Shares (herein the "Shares") which represent _____ ( ______ percent of the capital of the 3D), issued and which subscription and payment are subject to the terms hereof.

          d) It is desirous of placing the Shares into Trust, for purposes of guaranteeing that prior to the fulfillment of the obligations and requirements set forth in the Non Competition Agreement, the Shares be transferred in property to the Beneficiary, provided that before the established term the right to reacquire the Shares in Trust reserved to the Settlor has not been exercised.

II.       The Beneficiary hereby states that:

          a) He is an individual of Mexican nationality, with legal and physical capacity for this deed.

          b) He wishes to execute this Trust Deed for purposes of securing the obligations arising out of section 2.2(a) of the Non-Competition Agreement the Beneficiary executed with the Settlor.

III.      The Settlor and the Beneficiary hereby state that:

          a) On October 20, 1995 a Non-Competition Agreement, was executed, whereby the parties agreed that provided the obligations set forth in section 2.2(a) of the Non Competition Agreement are satisfied in full, the Beneficiary would obtain the right to receive in property, the paid Shares delivered by the Settlor.

          b) In section 2.2(a) of the Non-Competition Agreement the parties agreed to place the Shares in Trust.

          c) On February 6, 1996, the public offering of the Shares of 3-D was carried out, wherefor the Beneficiary obtained the right to receive the number of Shares set forth herein provided there exist no pending Secured Obligations to pay the Settlor as of February __, 1998 and the right to reacquire the Property in Trust reserved to the Settlor is not exercised.

          d) They agreed that Beneficiary would pay all expenses incurred in creating this Trust.

IV. Nacional Financiera, S.N.C. hereby states, through its fiduciary Delegate, that:

          a) It is a Commercial Banking Institution, duly authorized to effect, among others, fiduciary transactions.




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          b)     Its Fiduciary Delegate is legally authorized to represent
Nacional Financiera, S.N.C., pursuant to public deed No. __________ dated __________________, ________, granted before Attorney ___________________,
Notary Public _______ of the Federal District, which first official transcript is recorded with the Public Registry of Commerce of the Federal District under file No. ________.

          c) It accepts the charge of Trustee conferred thereon, pursuant to the following:


                                    CLAUSES


FIRST.           The following are parties hereto;

                 SETTLOR:       3-D GEOPHYSICAL, INC.

                 BENEFICIARY:   _____________________________

                 TRUSTEE:       NACIONAL  FINANCIERA, S.N.C.,
                                TRUST DIVISION

SECOND.          The Settlor hereby creates a revocable trust of guaranty and administration, for the Shares, with all that is appurtenant thereto; as well as any other Shares which may be issued or put into circulation by the Company (which shall be assimilated to the Shares) which the Shares give the right to acquire, derived from capital increases of the Company, as well as any other preemptive right set forth in incorporating documents, by virtue of which the Shares are transferred in fiduciary property to the Trustee.

THIRD.           The Settlor encumbers the Shares into trust, endorsing in
fiduciary property Certificates No. ____ with what covers them, with all that is appurtenant thereto, without any reservations nor limitations, obligating the Settlor to perform all necessary procedures for noting this transfer in the Shares Registry of the Company.

This Trust shall be recorded in the records of the Company, for purposes of the same as well as for purposes of articles 128, 129 and other related articles of the General Law of Commercial Companies.

The Trustee must carry precise records on the Shares, on those which are hereby given in trust as well as those which are given in trust in the future and under any title.





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FOURTH.          For all necessary legal effects, the Settlor expressly
reserves the right to reacquire the Shares, equal to the damage, in Trust at a value of $8.50 (eight dollars and 50/100 US currency), for the extent of any damage from a contingency provided in the definition of Secured Obligations.

During the term hereof, the Settlor shall keep this right to reacquire the Shares in Trust.

FIFTH.           The following are purposes of the Trust, in relation to the administration of the same:

5.1      a)      The Trustee shall hold the fiduciary property of the Shares during the term hereof, in order to secure the performance of each and every one of the Secured Obligations of the Beneficiary.

         b) The Trustee shall exercise, in accordance with instructions of the Technical Committee, all the voting rights of the Shares, through the representatives designated therefor pursuant hereto. The representatives shall act at all times upon instructions of the Technical Committee.

         c) The Trustee shall exercise all the corporate and economic rights of the Shares, as well as the Shares necessary for the defense of the same in the manner instructed by the Technical Committee, and in the absence of said instructions, following the most adequate policies in order to preserve and increase the patrimony of the Trust.

         d) The Trustee shall administer the economic benefits which may arise out of holding the Shares, following the instructions issued to such end by the Technical Committee.

         e) In the event no contigeny arises as from any Secured Obligations by February 9, 1998, the Trustee shall then promptly transfer the Shares to the Beneficiary.

5.2      The following are purposes of the Trust, in relation to the guaranty:

         a) The Trustee shall, provided that as of February 9, 1998 an event of contingency of the Secured Obligations has not occured, and the Settlor has not exercised the right to reacquire the Shares, transfer the subscribed and paid Shares to the Beneficiary.

         b) The Trustee shall, in the event of failure to comply with the Secured Obligations, upon the Settlor exercising the right to reacquire, transfer the Shares, in accordance with the enforcement procedure set forth herein to





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guarantee the payment of the amounts owed in accordance with Clause twentieth hereof. The Trustee shall deliver to the Settlor the number of Shares valued at $8.50 (eight dollars and 50/100 US currency), which value is sufficient to cover the amount owed as a result of the Claim.

SIXTH.           The Settlor is responsible for the authenticity and legality of the certificate of the Shares and of the signatures of the persons who signed the same, as well as for any encumbrances or limitations placed on the Shares by the Settlor.

SEVENTH.         The Settlor is responsible for the payment of damages in the event of eviction before the Trustee and before the person or persons to whom the Trustee transfers the Shares, authorizing the same to bind the Settlor before the person or persons who acquire the Shares without the Trustee assuming any liability whatsoever.

EIGHTH.          The Beneficiary shall receive the rights arising out of the
Trust regarding all that is related to the Shares which from time to time may form a part of the patrimony.

NINTH.           In the event of capital increases, if the Beneficiary wishes to exercise the preemptive right, if any, to subscribe the Shares, the Beneficiary must deliver to the Trustee the amounts necessary to pay the amount related to said subscription. The Beneficiary shall deliver said amounts to the Trustee at least 5 (five) business days before the date on which the term expires to pay the increase.

Until the amounts delivered by the Beneficiary are used for the subscription, the Trustee must invest said amounts in fixed income and high yield instruments, among those approved by the Bank of Mexico or the National Banking and Securities Commission for investments in trust, evidencing the proceeds to the Beneficiary.

Any new Shares issued or placed in circulation by reason of the capital increase shall remain encumbered into trust in favor of the Beneficiary.

TENTH.           The Shares given in Trust shall not be sold.

ELEVENTH.        The Trustee shall have the following authority and obligations:

         a) Keep the Shares, exercising through the attorney in fact designated for such purposes all the corporate and economic rights conferred thereon, with the authority and





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obligations established in articles 278 and 356 of the General Law of
Negotiable Instruments and Credit Transactions.

         The rights shall be exercised in accordance with this Trust, the bylaws of the Settlor, and the instructions received from the Technical Committee of this Trust.

         b) Grant power of attorney to the person or persons indicated by the Technical Committee expressly in writing, to vote the Shares in Ordinary and Extraordinary Meetings of the Company.

         The Trustee shall grant the power or powers and deliver the corresponding receipts or certificates of deposit, at least 72 (seventy-two) hours prior to the date set for the meeting.

         The Trustee shall not be responsible for the manner and terms in which the corresponding voting right is exercised, as the responsibility of the Trustee is limited to delivering the receipts or certificates and powers.

         The Shares shall be voted by the individual or entity to whom said power is conferred, jointly under the terms and conditions indicated by the Technical Committee in writing to the Trustee.

         c) Subscribe and pay the Shares issued or placed in circulation by the Company as a result of increases to the paid-in capital stock, with respect to which the Beneficiary shall provide the necessary funds.

         d) Perform any acts which may correspond thereto in order to receive from the Settlor the provisional and permanent stock certificates for the Shares issued or placed in circulation as a result of increases to the paid-in capital. Said Shares shall remain in trust.

         e) Collect the amounts from dividends, amortizations of Shares or reimbursements of capital resolved by 3- D and using the proceeds of the same to purposes indicated by the Techinical Committee.

         f) Grant in favor of the person or persons indicated by the Technical Committee, the powers and authority the Technical Committee deems convenient or necessary for purposes of this Trust, as well as revoke such powers and authority, also upon prior instruction of the Technical Committee.

         g) In the event the Trustee receives a Notice of Claim, the Notice shall be given pursuant to this clause and to clause 20_below.





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            In the event the Secured Obligations are untrue or liability arises from the Capilano Matter, the Settlor may report said failure to the Technical Committee.

         h) In the event no contingency arises as from any Secured Obligations by February 9, 1998,the Trustee shall then promptly deliver the Shares to the Beneficiary.

TWELFTH.         The Trustee shall give annual reports to the Technical
Committee, regarding the participation of the Trustee in the custody and administration of the Shares.

Without prejudice to the above, the Technical Committee may request, with the periodicity the Technical Committee may deem convenient, additional information regarding the performance of obligations in accordance with the Trust from the Trustee, for which there shall be a written agreement between the Beneficiary and the Trustee to determine the fees to be paid to the Trustee for the additional information.

For purposes of the information the Trustee shall provide to the Technical Committee, the Trustee shall make available to the Technical Committee all accounting records of the Trust, in order that the Technical Committee may verify the information entered in such records.

The Technical Committee shall have a term of 15 days following the receipt of the information delivered by the Trustee in order to examine said information and make any comments deemed convenient; upon termination of said term, the reports shall be deemed approved.

THIRTEENTH.      In accordance with what is set forth in article 80, third
paragraph, of the Law of Credit Institutions, a Technical Committee shall act in the Trust as follows:

1. The Technical Committee shall have three proprietary members, one designated by the Settlor, another by the Beneficiary, each of the members may have alternates designated by the corresponding member.

2. The Beneficiary and the Settlor shall be entitled at all times to remove or substitute the member of the Technical Committee designated thereby; the Trustee shall be notified in writing of said removal or substitution by the party making the removal or substitution, said written notice shall contain the name and signature of the new member.

3. The first Technical Committee shall have the following propietary members;





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         PROPIETARY                                POSITION

         Richard Davis                             President

         Luis Ferran Arroyo                        Secretary

         Bardomiano Gonzalez Linares               Director

4. The President of the Technical Committee shall have the following authority and obligations:

         a) Inform the Trustee of any resolutions adopted by the Technical Committee regarding this Trust;

         b) Call meetings of the Technical Committee when deemed convenient; and

         c) Represent the Technical Committee before the Trustee and third parties.

5. In absences of the President, calls to meetings of the Technical Committee shall be made by the other member.

6. Calls shall contain the agenda and set forth the place, the date and time of the meetings; and sent by certified mail or by any other means to ensure the call is effectively received.

7. Meetings of the Technical Committee shall be considered legally held with the presence of two of its members, and resolutions shall be valid when adopted by a majority of votes of the members present.

8. Resolutions of the Technical Committee shall be communicated to the Trustee in writing and signed by the President and Secretary of the Committee.

9. Minutes shall be prepared of every meeting, and shall contain the resolutions adopted and signed by the President and Secretary of the Committee.

10. Members of the Technical Committee shall not receive any compensation for the services they provide as members of said Committee.

FOURTEENTH.      The Technical Committee is authorized to instruct the Trustee on the manner and terms of the administration of the property in trust, with authority to:

1. Instruct the Trustee on all the actions, obligations and rights which correspond thereto in accordance with this Trust.





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2.       Any other rights expressly confered by this Trust.

When the Trustee acts under instructions of the Technical Committee, the Trustee shall be released from all liability if the Trustee acts pursuant to this deed.

FIFTEENTH.       This trust shall be in effect until February 9, 1998, in the understanding that if the process which begins with the Notification of Claim begins, the Trustee shall execute a new agreement under the same terms and conditions contained herein.

This Deed of Trust shall end prematurely for any of the causes set forth in article 357 of the General Law of Negotiable Instruments and Credit
Transactions.

SIXTEENTH.       The Trustee shall collect as fees, which shall be charged to the property in trust, the amounts which are set forth on Exhibit "___" attached hereto.

SEVENTEENTH.     The Trustee shall not be responsible for facts, acts or
omissions on the part of the Settlor, the Beneficiary or third parties, which may prevent or restrict the achievement of the purposes hereof.

In the event of defense of the assets of the Trust before any authority or of the undertaking of actions for the achievement of the purposes of the Trust, the Trustee shall only be obligated to grant a specific power of attorney to the person designated in writing by the Technical Committee, without assuming any responsibility for the acts performed by the designated attorney in fact, which shall be set forth on the document containing the power of attorney and provided the attorney in fact accepts that the expenses and fees incurred shall be paid directly by the Beneficiary or, as the case may be, charged to the property in trust, without any responsibility on the part of the Trustee therefor.

EIGHTEENTH.      Pursuant to paragraph b) of section XIX of article 106 of the
Law of Credit Institutions, the Trustee states that the Trustee explained unequivocably to the Settlor the legal range and consequences which said provision sets forth as follows:

"Article 106.  Credit institutions are prohibited from the following:

Section XIX.  In the performance of operations set forth in section XV of article 46 of this Law:





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b)       To hold Settlors, agents or principals harmless in the event of breach on the part of debtors, for credits granted or on the part of issuers, for securities acquired, except when there is fault, according to the last part of article 356 of the General Law of Negotiable Instruments and Credit Transactions, or guarantee the receipt of returns for funds which investment is entrusted thereto.

If upon termination of the trust, agent or commission created for the granting of credits, said credits are not liquidated by the debtors, the institution shall transfer to the Settlor or Beneficiary, as the case may be, or to the agent or principal, abstaining from paying the amount.

Any agreement on the contrary to what is set forth in the two preceding paragraphs, shall not be effective."

NINETEENTH.      For purposes hereof, the parties set forth the following
addresses:

         Settlor:

         200 Madison Avenue
         New York, New York 10016
         Attention:       Joel Friedman,
         Chairman of the Board

         Beneficiary:

         -------------------------------

         -------------------------------

         -------------------------------

         Trustee:




Any change in address of the parties hereof, shall be communicated to the Trustee in writing, by certified mail or by notarial notice, and any other form of communication shall not be effective.

TWENTIETH.       CONTRACTUAL PROCEDURE OF ENFORCEMENT.

         In the event the Settlor presents to the Technical Committee either a judgment of a court or a ruling from an arbitrator, or presents a notice signed by the Settlor and the Beneficiary that the Settlor is entitled to recover for a Loss relating to the Secured Obligations, the Technical Committee shall enforce the Shares by giving written notice to the





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Trustee and the Trustee shall deliver the Shares to the Settlor in accordance with clause 5.2(b).

Based on the foregoing, the Settlor instructs the Trustee that in the event no contingency of the Secured Obligations occurred, the Shares shall be transfer to the Beneficiary on February 9, 1998.

TWENTY-FIRST.       ENFORCEMENT OF THE GUARANTEE

          The Trustee, and by instructions of the Technical Committee pursuant to clause twentieth above, shall transfer the Shares in trust following the procedure set forth in this clause, in the event of Non-performance.

          The Trustee shall assure the immediate transfer of the Shares to the Settlor.

TWENTY-SECOND.      APPLICATION OF THE SHARES.

          Without the need for a judicial resolution, the Trustee shall apply the Shares as follows:

          a) Firstly, to the Beneficiary, at the date this trusts expires.

          b) Secondly, to the Settlor in case any contingency due to any of the Secured Obligations, and as established in clause twentieth above.

          c) Thirdly, to whoever a court decision adjudicates such Shares.

TWENTY-THIRD.       EVENT OF CLAIM

          For purposes hereof, Claim of the Secured Obligations shall be considered "Events of Claim".

          In an Event of Claim, the Guarantee shall be demandable.

TWENTY-FOURTH.      TAX OBLIGATIONS.

          Taxes and expenses incurred or arising out of this Deed shall be exclusively on the account of the Beneficiary, and the Trustee shall not have any obligation to pay with own funds the expenses incurred therefor.





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TWENTY-FIFTH.       SUBSTITUTION.

          The Settlor and Beneficiary may request the substitution of the Trustee upon prior agreement, which may proceed with just cause.

TWENTY-SIXTH.       For the interpretation and execution hereof, the parties
expressly submit to the laws and courts of the city of Mexico, Federal District, expressly any other forum which by reason of their domiciles may correspond thereto.

This deed after being read and ratified by the parties hereof, was signed in the City of Mexico, Federal District, this 9th day of February of nineteen hundred and ninety six.


Settlor                  Trustee                         Beneficiary

3D Geophysical,          Nacional Financiera, S.N.C.,
Inc.                     Division Fiduciaria
By:                      By:                            ______________________
Position:                Position:                      ______________________

Joel Friedman,
Chairman





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